Waiver of Transfer Restrictions

Reference is made to the Management Stockholder’s Agreement currently in effect among Dollar General Corporation, a Tennessee corporation (the “Company”), Buck Holdings, L.P., a Delaware limited partnership (“Buck Holdings”) and the Management Stockholders party thereto (the “Agreement”).  Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Notice is hereby given to each of the Management Stockholders listed on Exhibit A attached hereto (each such Management Stockholder, “you”) that Buck Holdings has elected, pursuant to Section 3(d) of the Agreement, to grant a full and complete waiver of the transfer restrictions contained in Section 3 of the Agreement (the “Waiver”) effective as of February 1, 2013 (the “Effective Date”).  All other terms, conditions and provisions of the Agreement shall remain unchanged and in effect except as specifically provided herein.

As a result of this Waiver, on or after the Effective Date, you may sell in the open market or otherwise transfer shares of Company common stock (“Stock”) (including shares of Stock underlying vested Options) that are subject to the Agreement, subject to compliance with applicable laws and the Company’s insider trading policy and procedures.

BUCK HOLDINGS, L.P.
By: Buck Holdings, LLC, its General Partner

	By:	/s/ Mike Calbert
Name: Mike Calbert
Title: Authorized Person

Dated: February 1, 2013

Exhibit A

AFLATOONI, ROBERT A.

BAKER, SUSAN L.

BANISTER, MARK A.

BARBATO, CULLEN G.

BARTON, WAYNE L.

BEEGLE, GEORGE C.

BEERS, JENNIFER L.

BERQUIST, CYD W.

BOONE, RYAN G.

BRIMNER, STEVEN H.

BROPHY, STEPHEN J.

BRUNI, DANIEL J.

CHRISTY, PAMELA G.

COLLIER, KELLY A.

COOK, MELANIE K.

COSCOLLUELA, DENISE R.

COSTA, GREGORY B.

CRAIG, TROY J.

DAWSON, JOAN F.

DEARMAN, TIMOTHY E.

DEMPEL, VOLKER

DETTORE, NANCY M.

DYSINGER, MICHAEL R.

EDWARDS, KIM A.

ENSLEY, CAROLE A.

FERAY, JOHN W.

FERFES, JERRY A.

FLANIGAN, JOHN W.

FLANNERY, BRIAN T.

FUELLNER, JULIANNA

GAMEDAH, KOSSI L.

GAMMON, HEATHER A.

GARDINER, CHRISTINE J.

GATTA, LAWRENCE J.

GENOVESI, LIANA M.

GIOTTO, MICHAEL A.

GORDON, MARY W.

GRAVES, JOHN R.

GUILD, MARK A.

HARTSHORN, BRIAN T.

HASSAN, SHARIFF M.

HEGERICH, MICHAEL G.

HEINZ, KRISTEN A.

HELLER, TERRY J.

HICKS, DAVID L.

HONEYBONE, ANDREW D.

HUTCHINS, CHARLOTTE P.

JACOBSON, STEPHEN P.

JOHNSON, DAVID A.

KAYS, WILLIAM D.

KINDY, MICHAEL J.

KRUMHOLZ, STEPHEN B.

KURTZ, DAVID H.

LALIBERTE, MAURICE A.

LAU, SIU HANG

LEBLANC, LAWRENCE P.

LEONARD, DAVID O.

MARTIN, SCOTT E.

MCCORMICK, STEPHEN A.

MCDONALD, LAURA F.

MCDONALD, SUZANNE L.

MCNELEY, CORY M.

MILLER, SCOTT W.

MITCHUM, DAVID K.

MONCUR, GARY W.

MONTELEONE, STACEY W.

MORALES, ENRIQUE A.

MURPHY, THOMAS J.

NELSON, JOURDYN L.

NEUTZ, ROBERT A.

NEWCOMB, LONI D.

NIESER, DANIEL J.

OZOMARO, UTOHWARE E.

PATTON, ANGELA D.

POLLARD, ROLAND O.

RAVENER, ROBERT D.

REARDON, KATHLEEN A.

REEVES, ROSALIND S.

REINHARDT, GERALD W.

RICHARDSON, MELINA G.

ROSENSTEIN, BRUCE A.

RUSIE, MICHAEL J.

RUSSELL, RODNEY A.

RUTLEDGE, LAURA F.

SPRINGER, SCOTT J.

STEGALL, JIMMY R.

STEPHENS, CLAYTON D.

STEWART, DAVID L.

STEWART, MARVIN G.

STONAGE, SALLY A.

STONE, DANIEL L.

SUMNER, RICHARD A.

SWANN, COLBY M.

SZELLAN, RICHARD F.

TACKER, RONNIE M.

TORR, ANGELA D.

TURK, DONNA C.

UGEN, MICHELLE L.

VANEGAS, ALVARO E.

VASOS, TODD J.

WARD, ALBERT S.

WELLS, LAWRENCE

WEST, JOHN A.

WILKINS, MICHAEL J.

WILLIAMS, BRIAN J.

WINETT, ROB E.

YOUNG JR, DENNIS W.

ZUAZO, ANTHONY